Exhibit 99.1
News Release
Contact: Scott W. Holmes, Executive Vice President and Chief Financial Officer, (615) 269-8175
HEALTHCARE REALTY TRUST ANNOUNCES THIRD QUARTER RESULTS
     NASHVILLE, Tennessee November 10, 2008 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2008. Funds from operations (“FFO”) per diluted common share totaled $0.36, compared with $0.31 for the same period in 2007. FFO per diluted common share totaled $1.13 for the nine months ended September 30, 2008, compared with the prior year’s $1.13. FFO would have been $0.38 and $1.14 per diluted common share for the three and nine months ended September 30, 2008, respectively, before a one-time charge of $765,000 related to a litigation expense settlement. Funds available for distribution (“FAD”) for the third quarter of 2008 totaled $0.44 per diluted common share.
     Revenues for the three months ended September 30, 2008 totaled $54.8 million, compared with the prior year’s $50.5 million. Revenues for the nine months ended September 30, 2008 totaled $159.8 million, compared with the prior year’s $149.7 million. Income from continuing operations for the three months ended September 30, 2008 totaled $3.3 million, compared with $4.0 million for the three months ended September 30, 2007. Income from continuing operations for the nine months ended September 30, 2008 totaled $12.5 million, compared with the prior year’s $9.3 million.
     Net income for the third quarter of 2008 totaled $5.5 million, or $0.11 per diluted common share, versus $5.5 million, or $0.12 per diluted common share, for the third quarter of 2007.  Net income for the nine months ended September 30, 2008 totaled $26.1 million, or $0.52 per diluted common share, compared with $55.5 million, or $1.17 per diluted common share for the nine months ended September 30, 2007. Net income for the nine months ended September 30, 2008, as compared to 2007, was affected by the disposition of the senior living assets and resulting gain included in discontinued operations in 2007.
     Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $1.8 billion in 179 real estate properties and mortgages as of September 30, 2008, excluding assets classified as held for sale and including investments in three unconsolidated limited liability companies. The Company’s 173 owned real estate properties, excluding assets classified as held for sale, are comprised of six facility types, located in 25 states, totaling approximately 10.9 million square feet. The Company provides property management services to approximately 7.4 million square feet nationwide.
The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information.
In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2007 under the heading “Risk Factors,” and as may be updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Income (1)
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

REVENUES
Master lease rent	$14,434	$13,979	$43,669	$42,358
Property operating	35,441	31,208	101,767	92,190
Straight-line rent	113	611	(87)	655
Mortgage interest	579	404	1,647	1,217
Other operating	4,255	4,269	12,846	13,257

	54,822	50,471	159,842	149,677

EXPENSES
General and administrative	6,018	4,335	17,926	15,730
Property operating	22,062	18,849	60,220	54,155
Impairment	1,600	—	1,600	—
Bad debts, net of recoveries	95	53	355	130
Depreciation	12,353	10,719	35,733	31,322
Amortization	769	997	1,919	3,597

	42,897	34,953	117,753	104,934

OTHER INCOME (EXPENSE)
Gain on extinguishment of debt, net	2,015	—	2,024	—
Interest expense	(10,785)	(12,096)	(32,379)	(36,819)
Interest and other income, net	184	533	807	1,326

	(8,586)	(11,563)	(29,548)	(35,493)

INCOME FROM CONTINUING OPERATIONS	3,339	3,955	12,541	9,250

DISCONTINUED OPERATIONS (2)
Income from discontinued operations	1,442	2,001	4,483	11,614
Impairments	—	(4,057)	(29)	(6,849)
Gain on sales of real estate properties	746	3,587	9,098	41,459

INCOME FROM DISCONTINUED OPERATIONS	2,188	1,531	13,552	46,224

NET INCOME	$5,527	$5,486	$26,093	$55,474

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations per common share	$0.07	$0.08	$0.25	$0.20

Discontinued operations per common share	0.04	0.04	0.28	0.99

Net income per common share	$0.11	$0.12	$0.53	$1.19

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations per common share	$0.07	$0.08	$0.25	$0.19

Discontinued operations per common share	0.04	0.04	0.27	0.98

Net income per common share	$0.11	$0.12	$0.52	$1.17

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — BASIC	49,530,813	46,683,619	49,438,796	46,680,455

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — DILUTED	50,614,173	47,601,330	50,481,469	47,596,154

(1)	The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

(2)	In accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” the Company reports real estate properties and related assets and liabilities to be sold as held for sale and includes the results of operations of real estate properties sold or held for sale in discontinued operations on the Company’s Condensed Consolidated Statements of Income.

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Cash Flows (1)
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$5,527	$5,486	$26,093	$55,474
Non-cash items:
Depreciation and amortization — real estate	13,025	12,345	38,300	38,611
Depreciation and amortization — other	663	551	1,868	1,681
Provision for bad debt, net of recoveries	95	33	426	115
Impairments	1,600	4,057	1,629	6,849
Straight-line rent receivable	(124)	(640)	75	(735)
Straight-line rent liability	61	535	147	1,269
Equity in (income) losses from unconsolidated LLCs	(55)	(193)	93	59
Consolidated losses from variable interest entities	—	282	—	676
Stock-based compensation	1,084	1,015	3,487	3,681
Provision for deferred post-retirement benefits	828	506	2,482	1,544
Other non-cash items	133	30	572	108

Total non-cash items	17,310	18,521	49,079	53,858

Other items:
Accounts payable and accrued liabilities	13,325	3,597	9,653	(3,180)
Other liabilities	2,739	(2,506)	(71)	1,099
Other assets	(837)	478	5,029	(1,732)
Gain on sales of real estate properties	(746)	(3,587)	(9,098)	(41,459)
Gain on repurchase of notes payable	(2,015)	—	(2,024)	—
State income taxes paid, net of refunds	(30)	(66)	(651)	(107)

Total other items	12,436	(2,084)	2,838	(45,379)

Net cash provided by operating activities	35,273	21,923	78,010	63,953

Cash flows from investing activities:
Acquisition and development of real estate properties	(100,758)	(69,206)	(138,452)	(106,808)
Funding of mortgages and notes receivable	(5,338)	51	(12,519)	(4,020)
Distributions received from unconsolidated LLCs	15	603	882	1,127
Redemption of preferred equity investment in unconsolidated LLC	5,546	—	5,546	—
Proceeds from sales of real estate	2,641	15,642	24,681	297,341
Proceeds from mortgages and notes receivable repayments	2,555	26	2,634	65,545

Net cash provided by (used in) investing activities	(95,339)	(52,884)	(117,228)	253,185

Cash flows from financing activities:
Borrowings on notes and bonds payable	190,000	99,001	280,000	403,840
Repayments on notes and bonds payable	(280,895)	(102,895)	(350,720)	(468,556)
Repurchase of notes payable	(25,906)	—	(31,238)	—
Special dividend paid	—	—	—	(227,157)
Quarterly dividends paid	(19,542)	(18,458)	(58,609)	(81,623)
Proceeds from issuance of common stock	196,701	68,791	197,062	70,558
Stock issuance costs	(18)	—	(32)	—
Common stock redemption	—	—	(282)	(30)
Credit facility amendment fee	—	—	(326)	—

Net cash provided by (used in) financing activities	60,340	46,439	35,855	(302,968)

Increase (decrease) in cash and cash equivalents	274	15,478	(3,363)	14,170
Cash and cash equivalents, beginning of period	4,882	642	8,519	1,950

Cash and cash equivalents, end of period	$5,156	$16,120	$5,156	$16,120

(1)	The Condensed Consolidated Statements of Cash Flows do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

RECONCILIATION OF FUNDS FROM OPERATIONS (1) (2):
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net Income	$5,527	$5,486	$26,093	$55,474

Gain on sales of real estate properties	(746)	(3,587)	(9,098)	(41,459)
Real estate depreciation and amortization	13,456	12,664	39,878	39,734

Total adjustments	12,710	9,077	30,780	(1,725)

Funds From Operations — Basic and Diluted	$18,237	$14,563	$56,873	$53,749

Funds From Operations Per Common Share — Basic	$0.37	$0.31	$1.15	$1.15

Funds From Operations Per Common Share — Diluted	$0.36	$0.31	$1.13	$1.13

Weighted Average Common Shares Outstanding — Basic	49,530,813	46,683,619	49,438,796	46,680,455

Weighted Average Common Shares Outstanding — Diluted	50,614,173	47,601,330	50,481,469	47,596,154

RECONCILIATION OF FUNDS AVAILABLE FOR DISTRIBUTION (2):
(Dollars in thousands, except per share data)
(Unaudited)

Three Months Ended
September 30, 2008
Net Income	$5,527
Gain on sales of real estate properties	(746)
Total non-cash items included in cash flows from operating activities (3)	17,310

Funds Available For Distribution	$22,091

Funds Available For Distribution Per Common Share — Diluted	$0.44

Weighted Average Common Shares Outstanding — Diluted	50,614,173

(1)	Funds from operations (“FFO”) is calculated according to the definition of the National Association of Real Estate Investment Trusts (“NAREIT”) and is comprised primarily of net income and depreciation from real estate, but is not adjusted for certain non-cash income and expense items. Gains on the sale of real estate properties are excluded from FFO and FFO per share, while impairments are included in FFO and FFO per share.

(2)	FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

(3)	See the Condensed Consolidated Statements of Cash Flows that are included in this earnings release.

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